Exhibit 99.1

Press Release
The Nasdaq Stock Market, Inc. One Liberty Plaza New York, New York 10006

For Release:	October 24, 2007
Media Contact:	Bethany Sherman, NASDAQ
212.401.8714
Investor Contact:	Vincent Palmiere, NASDAQ
212.401.8742

NASDAQ ANNOUNCES THIRD QUARTER 2007 RESULTS

- Twelfth Consecutive Quarter of Top Line Growth -

- Matched Market Share Reaches Record Levels -

New York, N.Y.—The Nasdaq Stock Market, Inc. (“NASDAQ®”; NASDAQ: NDAQ), today reported third quarter 2007 net income of $365.0 million, or $2.41 per diluted share, an increase of $334.8 million from $30.2 million, or $0.22 per diluted share, in the third quarter of 2006, and an increase of $308.9 million from $56.1 million, or $0.39 per diluted share, in the second quarter of 2007.

Included in third quarter results are pre-tax gains of $431.4 million associated with NASDAQ’s sale of its share capital of the London Stock Exchange Group plc, and $35.2 million related to gains on foreign currency option contracts. Also included in third quarter 2007 results are the following pre-tax charges:

•	$19.5 million associated with tax benefits shared with strategic investors,

•	$5.8 million related to the early extinguishment of debt, and

•	$1.1 million in workforce reduction expenses.

When excluding these items, net income on a non-GAAP basis was $62.1 million, or $0.42 per diluted share.

Revenues less liquidity rebates, brokerage, clearance and exchange fees (“net exchange revenues”) were $210.0 million in the third quarter of 2007, an increase of 22.7% from $171.2 million in the year-ago period, and up 5.7% from $198.7 million reported in the second quarter of 2007.

“We are pleased to have once again reported record operating results, built largely on the success of new highs in trading volume and market share,” commented Bob Greifeld, NASDAQ’s President and Chief Executive Officer. “Our growth and liquidity has firmly established NASDAQ as the leader in the U.S. equities marketplace, driven largely by the pace at which we introduce new products and services designed to meet the needs of our customers. We know firsthand that working closely with customers to develop innovative products distinguishes NASDAQ from the competition and is a key driver behind our strong financial performance.”

Recent Highlights

•

NASDAQ expanded its leadership position as the largest single pool of liquidity in which to trade U.S. listed equities, matching 29.5% of all volume. NASDAQ also achieved new market share highs in the trading of NYSE-listed equities, matching a record high 18.0% of volume during the quarter.

•	Announced the proposed acquisition of the Boston Stock Exchange (BSE), providing NASDAQ with a second exchange license and, subject to SEC approval, utilization of the BSE Clearing Corporation.

•

NASDAQ has agreed to acquire all the shares of OMX that Borse Dubai has acquired or will acquire through its August 9 announced offer for OMX. NASDAQ’s acquisition of OMX has received the support of the OMX Board and OMX’s largest shareholders.

•

NASDAQ has agreed to acquire a 33 1/3% interest in DIFX, a subsidiary of Borse Dubai, and an international stock exchange located in Dubai. Working with DIFX, NASDAQ intends to develop DIFX into a regional center for capital formation.

•

Completed the sale of NASDAQ’s share capital of the London Stock Exchange for a $431.4 million pre-tax gain. Of the $1.8 billion in proceeds generated from the sale, $1.1 billion was used to retire outstanding debt obligations.

•

Launched the Portal Market, NASDAQ’s electronic trading platform for 144A private placement securities. This market is designed to encourage capital formation by improving the efficiency and transparency of the private placement market.

•

Began operation of The NASDAQ ETF Market, designed specifically for exchange traded funds (ETFs) and Index Linked Notes (ILNs), further strengthening NASDAQ’s leadership position in the U.S. ETF sector.

•

Launched the Select Market Maker Program, a certification program designed to recognize market makers who offer the highest levels of quoting and execution quality in NASDAQ-listed securities. Investors, NASDAQ-listed companies, funds, and prospective public companies benefit from the Select Market Maker Program through the ability to identify which firms continuously provide high-quality liquidity.

•

Launched NASDAQ Data Store, which provides online access to innovative data tools for institutional and individual investors. NASDAQ was also recognized as the world’s premier stock exchange for data feeds for the second consecutive year in the annual Waters Rankings.

2007 Outlook

NASDAQ expects the following results for the full-year 2007:

•	Net income in the range of $501.0 million to $507.0 million for the year.

•	Net exchange revenues in the range of $800.0 million to $810.0 million.

•	Total operating expenses in the range of $435.0 million to $445.0 million.

These estimates include the impact of the pre-tax gain of $431.4 million and other non-recurring items noted above.

“NASDAQ is in its strongest financial condition since becoming a public company,” commented NASDAQ’s Chief Financial Officer, David Warren. “We’ve paid down our INET-bank debt in a little under two years and have $1.3 billion in cash on the balance sheet. Looking forward we will continue to focus on revenue growth and free cash flow generation, while maintaining our strict focus on cost control and leveraging our fixed-cost platform. The strength of our core businesses and our strong cash position give us the ability to continue to be opportunistic and invest in areas that will benefit our shareholders and customers.”

Financial Review

Net exchange revenues increased 22.7% in the third quarter to $210.0 million, up from $171.2 million in the prior year quarter, and up 5.7% from $198.7 million reported in the second quarter of 2007.

Market Services

Market Services net exchange revenues increased to $136.7 million, up 22.8% from the prior year quarter, and up 6.9% from the prior quarter.

	Three Months Ended			% Variance from
(in millions of dollars)	Sept 30 2007	June 30 2007	Sept 30 2006	Prior Quarter	Prior Year
NASDAQ Market Center
Execution and trade reporting revenues	$514.2	$426.1	$286.7	20.7%	79.4%
Access services revenues	19.1	19.0	15.6	0.5%	22.4%
Tape fee revenue sharing	(6.5)	(7.0)	(5.4)	(7.1)%	20.4%

Total NASDAQ Market Center revenues	526.8	438.1	296.9	20.2%	77.4%
Cost of revenues
Liquidity rebates	(291.2)	(238.3)	(153.2)	22.2%	90.1%
Brokerage, clearance and exchange fees	(150.8)	(121.2)	(78.5)	24.4%	92.1%

Total cost of revenues	(442.0)	(359.5)	(231.7)	22.9%	90.8%

Revenues less liquidity rebates, brokerage, clearance and exchange fees from NASDAQ Market Center	84.8	78.6	65.2	7.9%	30.1%
NASDAQ Market Services Subscriptions
Proprietary revenues	22.8	21.1	18.0	8.1%	26.7%
Non-proprietary revenues	34.7	33.7	29.5	3.0%	17.6%
NASDAQ Revenue Sharing Programs	(1.4)	(1.5)	(2.0)	(6.7)%	(30.0)%
UTP Plan revenue sharing	(12.4)	(11.6)	(6.9)	6.9%	79.7%

Total NASDAQ Market Services Subscriptions revenues	43.7	41.7	38.6	4.8%	13.2%
Other Market Services revenues	8.2	7.6	7.5	7.9%	9.3%

Revenues less liquidity rebates, brokerage, clearance and exchange fees from Market Services	$136.7	$127.9	$111.3	6.9%	22.8%

•

Increases in NASDAQ Market Center net exchange revenues from the prior year quarter are primarily due to increases in trade execution market share of NYSE- and AMEX-listed equities. Total NYSE-listed share volume reported to NASDAQ increased from 27.5% in the third quarter of 2006 to 35.0% in the third quarter of 2007, while total AMEX-listed share volume reported to NASDAQ increased from 47.7% to 52.4% for the same period. Increases when compared to the second quarter are primarily due to higher traded share volume matched in the NASDAQ Market Center, which increased 19.6% during the quarter. Included in execution and trade reporting revenues in the third quarter are $94.2 million in SEC Section 31 fees, compared with $73.1 million in the second quarter and $45.8 million in the third quarter of 2006. Corresponding cost of revenues reflecting the reimbursement of these fees to the SEC are included in brokerage, clearance and exchange fees.

•

Market Services Subscriptions revenues increased from the prior year quarter and second quarter of this year as growth in subscriber populations drove proprietary and non-proprietary revenues higher. Also contributing to the increase when compared to the prior year quarter is a decline in the amount of revenues shared through NASDAQ Revenue Sharing Programs, which resulted from changes to the plan structure. Somewhat offsetting these increases are higher revenues shared with UTP Plan participants due to higher non-proprietary revenues as well as a decline in NASDAQ’s total UTP market share.

Issuer Services

During the third quarter Issuer Services revenues increased 22.4% to $73.2 million from the prior year quarter and increased 3.5% from prior quarter.

	Three Months Ended			% Variance from
(in millions of dollars)	Sept 30 2007	June 30 2007	Sept 30 2006	Prior Quarter	Prior Year
Corporate Client Group
Annual renewal fees	$31.6	$31.1	$27.3	1.6%	15.8%
Listing of additional shares fees	10.4	10.1	9.4	3.0%	10.6%
Initial listing fees	5.6	5.5	5.6	1.8%	—
Corporate Client services	13.9	13.2	10.4	5.3%	33.7%

Total Corporate Client Group revenues	61.5	59.9	52.7	2.7%	16.7%

NASDAQ Financial Products
Licensing revenues	10.6	9.0	6.0	17.8%	76.7%
Other revenues	1.1	1.8	1.1	(38.9)%	—

Total NASDAQ Financial Products revenues	11.7	10.8	7.1	8.3%	64.8%

Total Issuer Services revenues	$73.2	$70.7	$59.8	3.5%	22.4%

•

Increases in Corporate Client Group revenues from prior year are driven primarily by revised annual renewal fees introduced earlier this year. Also contributing to the increase are higher revenues generated within NASDAQ’s Corporate Client services, which are due to recent acquisitions and expanded customer use of services. Increases from the prior quarter are driven by fees generated from new listings as well as increasing customer utilization of NASDAQ’s Corporate Client services.

•	NASDAQ Financial Products revenues increased from the prior year quarter and the second quarter due to an increase in fees associated with NASDAQ-licensed ETFs.

Total Operating Expenses

Total operating expenses increased 22.1% to $126.1 million from $103.3 million in the prior year quarter and increased 26.5% from $99.7 million in the prior quarter. Third quarter 2007 expenses increased from last year and prior quarter primarily due to a pre-tax charge of $19.5 million associated with tax benefits shared with strategic investors and a pre-tax charge of $5.8 million related to the early extinguishment of debt.

Earnings Per Share

Third quarter earnings per diluted share were $2.41 versus $0.22 per diluted share in the prior year quarter, and $0.39 in the second quarter of 2007. NASDAQ’s weighted average shares outstanding used to calculate diluted earnings per share were 152.3 million in the quarter versus 150.8 million in the year-ago quarter and 152.0 million in the second quarter of 2007.

NASDAQ is the largest U.S. equities exchange. With over 3,100 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks as well as a leading liquidity pool for trading NYSE-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ Newsroom at www.nasdaq.com/newsroom/

Non-GAAP Information

In addition to disclosing results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), NASDAQ also discloses certain non-GAAP results of operations, including total expenses, operating income, net income and diluted earnings per share, that exclude certain charges and gains that are described in the reconciliation table of non-GAAP to GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ’s operating performance by excluding these costs and gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. NASDAQ cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, projections about our future financial results and statements about the implementation dates and benefits of certain strategic initiatives, including the transactions contemplated by NASDAQ’s agreements with Borse Dubai, OMX AB and the Boston Stock Exchange, and other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ’s control. These factors include, but are not limited to, NASDAQ’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ’s filings with the U.S. Securities Exchange Commission, including its annual report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and the SEC’s website at www.sec.gov. NASDAQ undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Notice to OMX shareholders

While NASDAQ’s offer for OMX is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of NASDAQ in any jurisdiction in which the making of the offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, NASDAQ’s offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception NASDAQ’s offer is not made in any such jurisdiction.

Additional Information About the NASDAQ/OMX Transaction

On August 7, 2007, NASDAQ filed with the SEC a Registration Statement on Form S-4 that includes a preliminary proxy statement of NASDAQ that also constitutes a prospectus of NASDAQ. On October 12, 2007, NASDAQ filed with the SEC a preliminary proxy statement on Schedule 14A relating to the proposed transactions with Borse Dubai and OMX. Investors and security holders are urged to read the preliminary proxy statements, prospectus and the definitive proxy statement when it becomes available, as well as any amendments and other applicable documents regarding the proposed business combination because those documents contain, or will contain, important information. You may obtain a free copy of those documents and other related documents filed by NASDAQ with the SEC at the SEC’s website at www.sec.gov. The preliminary proxy statements and prospectus and the other documents may also be obtained for free by accessing NASDAQ’s website at http://www.nasdaq.com.

NASDAQ and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NASDAQ stockholders in respect of the transactions described in this communication. You can find information about NASDAQ’s executive officers and directors in NASDAQ’s definitive proxy statement filed with the SEC on April 20, 2007. You can obtain free copies of these documents and of the preliminary proxy statements and prospectus from NASDAQ by accessing NASDAQ’s website at http://www.nasdaq.com. Additional information regarding the interests of such potential participants is included in the preliminary proxy statements and prospectus and may be included in the other relevant documents filed with the SEC when they become available.

(tables follow)

(income statement)

(balance sheet)

(GAAP reconciliation table)

The Nasdaq Stock Market, Inc.

Unaudited Condensed Consolidated Statements of Income

(in millions, except per share amounts and other drivers)

	Three Months Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Revenues
Market Services	$578.7	$487.4	$343.0	$1,561.6	$1,027.9
Issuer Services	73.2	70.7	59.8	210.3	182.0
Other	0.1	0.1	0.1	0.2	0.4

Total revenues	652.0	558.2	402.9	1,772.1	1,210.3
Cost of revenues
Liquidity rebates	(291.2)	(238.3)	(153.2)	(754.7)	(491.0)
Brokerage, clearance and exchange fees	(150.8)	(121.2)	(78.5)	(416.7)	(215.0)

Total cost of revenues	(442.0)	(359.5)	(231.7)	(1,171.4)	(706.0)

Revenues less liquidity rebates, brokerage, clearance and exchange fees	210.0	198.7	171.2	600.7	504.3

Operating Expenses
Compensation and benefits	52.0	49.7	47.5	145.9	144.5
Marketing and advertising	4.1	4.2	3.5	13.2	12.3
Depreciation and amortization	9.7	9.8	14.3	29.3	60.3
Professional and contract services	6.4	8.7	6.8	23.5	23.0
Computer operations and data communications	6.6	7.9	9.5	22.8	29.7
Provision for bad debts	0.2	(1.4)	(2.2)	2.3	(0.3)
Occupancy	8.2	9.0	9.5	26.1	25.7
Regulatory	7.7	7.1	—	21.5	—
General, administrative and other	31.2	4.7	5.8	52.0	37.3

Total direct expenses	126.1	99.7	94.7	336.6	332.5
Support costs from related parties, net	—	—	8.6	—	25.8

Total operating expenses	126.1	99.7	103.3	336.6	358.3

Operating income	83.9	99.0	67.9	264.1	146.0
Interest income	9.5	7.7	7.6	22.9	18.3
Interest expense	(23.4)	(23.6)	(25.7)	(70.5)	(66.5)
Dividend income	—	14.5	—	14.5	9.2
Gain (loss) on foreign currency option contracts	35.2	(1.7)	—	25.7	—
Gain on sale of strategic initiative	431.4	—	—	431.4	—
Strategic initiative costs	—	(1.6)	—	(26.5)	—
Minority interest	—	—	0.1	0.1	0.6

Income before income taxes	536.6	94.3	49.9	661.7	107.6
Income tax provision	171.6	38.2	19.7	222.3	42.7

Net income	$365.0	$56.1	$30.2	$439.4	$64.9

Net income applicable to common stockholders:
Net income	$365.0	$56.1	$30.2	$439.4	$64.9
Preferred stock:
Dividends declared	—	—	—	—	(0.4)
Accretion of preferred stock	—	—	—	—	(0.3)

Net income applicable to common stockholders	$365.0	$56.1	$30.2	$439.4	$64.2

Basic and diluted earnings per share:
Basic	$3.23	$0.50	$0.27	$3.90	$0.63

Diluted	$2.41	$0.39	$0.22	$2.94	$0.51

Weighted average common shares outstanding for earnings per share:
Basic	113.2	112.7	111.7	112.8	101.7
Diluted	152.3	152.0	150.8	151.9	141.7

Other Drivers
Average daily share volume in NASDAQ securities (mn)	2,181	2,135	1,852	2,158	2,038

Matched market share in NASDAQ securities (a)	47.3%	46.1%	48.7%	46.3%	49.1%

Total market share in NASDAQ securities (b)	70.5%	72.3%	76.6%	72.4%	78.2%

Matched market share in NYSE securities (a)	18.0%	15.9%	12.1%	16.5%	9.1%

Total market share in NYSE securities (b)	35.0%	34.5%	27.5%	34.4%	24.1%

Matched market share in AMEX and regional securities (a)	34.2%	32.4%	25.3%	32.5%	24.2%

Total market share in AMEX and regional securities (b)	52.4%	53.3%	47.7%	52.6%	45.9%

Listings
Initial public offerings	22	38	20	95	87
Secondary offerings	35	67	32	156	152
Number of listed companies (c)	3,134	3,164	3,206	3,134	3,206

(a)	Transactions executed on NASDAQ's systems.
(b)	Transactions executed on NASDAQ's systems plus trades reported through the Trade Reporting Facility, LLC for 2007. For 2006, transactions executed on NASDAQ's systems and internal trades reported to NASDAQ.
(c)	At September 30, 2007 and June 30, 2007, number of listed companies also includes separately listed ETFs.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,258.7	$322.0
Available-for-sale investments, at fair value	9.2	1,628.2
Receivables, net	274.1	233.3
Deferred tax assets	104.7	11.1
Other current assets	64.2	118.0

Total current assets	1,710.9	2,312.6
Property and equipment, net	62.0	65.3
Non-current deferred tax assets	58.0	97.0
Goodwill	975.7	1,028.7
Intangible assets, net	186.5	199.6
Other assets	6.9	13.3

Total assets	$3,000.0	$3,716.5

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$127.5	$110.6
Section 31 fees payable to SEC	19.7	60.1
Accrued personnel costs	47.1	55.6
Deferred revenue	93.8	56.4
Income tax payable	160.8	44.1
Other accrued liabilities	75.7	28.0
Deferred tax liabilities	0.2	95.0
Current portion of debt obligations	—	10.7

Total current liabilities	524.8	460.5
Debt obligations	443.1	1,493.0
Non-current deferred tax liabilities	91.1	115.8
Non-current deferred revenue	93.8	90.6
Other liabilities	66.5	99.1

Total liabilities	1,219.3	2,259.0

Minority interest	—	0.1

Stockholders' equity
Common stock	1.3	1.3
Preferred stock	—	—
Additional paid-in capital	1,063.9	1,046.6
Common stock in treasury, at cost	(225.2)	(239.7)
Accumulated other comprehensive income	(10.7)	136.2
Retained earnings	951.4	513.0

Total stockholders' equity	1,780.7	1,457.4

Total liabilities, minority interest and stockholders' equity	$3,000.0	$3,716.5

The Nasdaq Stock Market, Inc.

Reconciliation of GAAP Earnings

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
GAAP Total Operating Expenses:	$126.1	$99.7	$110.7	$115.0	$103.3	$134.8	$120.2
Adjustments:
Technology Review	—	0.9	0.7	3.3	3.4	9.9	11.9
Real Estate Consolidation	—	—	—	—	0.5	5.4	—
Workforce Reductions	1.1	1.1	1.4	1.3	0.9	2.6	1.7
Extinguishment of Credit Facility	5.8	—	—	—	—	20.9	—
Foreign Currency Gain	—	—	—	—	—	(8.2)	—
Pension Plan and SERP Freeze	—	0.4	(6.5)	—	—	—	—
Clearing Contract	—	—	10.6	—	—	—	—
Debt Issuance Costs	—	—	—	1.1	—	—	—
Tax Sharing Payment	19.5	—	—	—	—	—	—

Total Adjustments	26.4	2.4	6.2	5.7	4.8	30.6	13.6

Non-GAAP Total Expenses	$99.7	$97.3	$104.5	$109.3	$98.5	$104.2	$106.6

GAAP Operating Income:	$83.9	$99.0	$81.4	$68.1	$67.9	$36.3	$41.8
Adjustments:
Technology Review	—	0.9	0.7	3.3	3.4	9.9	11.9
Real Estate Consolidation	—	—	—	—	0.5	5.4	—
Workforce Reductions	1.1	1.1	1.4	1.3	0.9	2.6	1.7
Extinguishment of Credit Facility	5.8	—	—	—	—	20.9	—
Foreign Currency Gain	—	—	—	—	—	(8.2)	—
Pension Plan and SERP Freeze	—	0.4	(6.5)	—	—	—	—
Clearing Contract	—	—	10.6	—	—	—	—
Debt Issuance Costs	—	—	—	1.1	—	—	—
Tax Sharing Payment	19.5	—	—	—	—	—	—

Total Adjustments	26.4	2.4	6.2	5.7	4.8	30.6	13.6

Non-GAAP Operating Income	$110.3	$101.4	$87.6	$73.8	$72.7	$66.9	$55.4

GAAP Net Income:	$365.0	$56.1	$18.3	$63.0	$30.2	$16.6	$18.0
Adjustments:
Technology Review	—	0.5	0.4	2.0	2.1	6.0	7.2
Real Estate Consolidation	—	—	—	—	0.3	3.3	—
Workforce Reductions	0.7	0.7	0.8	0.8	0.5	1.6	1.0
Extinguishment of Credit Facility	3.5	—	—	—	—	12.7	—
Foreign Currency Gain	—	—	—	—	—	(5.0)	—
Pension Plan and SERP Freeze	—	0.2	(3.9)	—	—	—	—
Clearing Contract	—	—	6.4	—	—	—	—
Debt Issuance Costs	—	—	—	0.7	—	—	—
Dividend Income	—	(9.4)	—	(4.6)	—	(6.0)	—
Tax Sharing Payment	11.8	—	—	—	—	—	—
(Gain) Loss on Foreign Currency Option Contracts	(21.3)	1.0	4.7	(29.4)	—	—	—
Strategic Initiative Costs	—	1.0	15.1	—	—	—	—
Gain on Sale of Strategic Initiative	(297.6)	—	—	—	—	—	—

Total Adjustments	(302.9)	(6.0)	23.5	(30.5)	2.9	12.6	8.2

Non-GAAP Net Income	$62.1	$50.1	$41.8	$32.5	$33.1	$29.2	$26.2

GAAP Earnings per Common Share:
Diluted Earnings per Common Share	$2.41	$0.39	$0.14	$0.43	$0.22	$0.13	$0.16
Adjustments:
Total Adjustments from GAAP Net Income Above:	(1.99)	(0.04)	0.15	(0.20)	0.02	0.09	0.06

Non-GAAP Diluted Earnings per Common Share	$0.42	$0.35	$0.29	$0.23	$0.24	$0.22	$0.22